REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Metropolitan West Funds
In planning and performing our audit of the financial
statements of the Metropolitan West Funds (the "Trust")
including the Ultra Short Bond Fund, the Low Duration Bond
Fund, the Intermediate Bond Fund, the Total Return Bond
Fund, the High Yield Bond Fund, the Metropolitan West
Unconstrained Bond, the Strategic Income Fund, and the
AlphaTrak 500 Fund, as of and for the year ended March 31,
2012, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we
considered the Trust's internal control over financial
reporting, including control over safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on
the effectiveness of the Trust's internal control over
financial reporting. Accordingly, we express no such
opinion.
The management of the Trust is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls. A trust's internal
control over financial reporting is a process designed to
provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles. A trust's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the company; (2) provide reasonable assurance
that transactions are recorded as necessary to permit
preparation of financial statements in accordance with
generally accepted accounting principles, and that receipts
and expenditures of the trust are being made only in
accordance with authorizations of management and directors
of the trust; and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized
acquisition, use, or disposition of a company's assets that
could have a material effect on the financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
company's annual or interim financial statements will not
be prevented or detected on a timely basis.
Our consideration of the Trust's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's internal
control over financial reporting and its operation,
including controls for safeguarding securities, that we
consider to be a material weakness, as defined above, as of
March 31, 2012.
This report is intended solely for the information and use
of management and the Board of Trustees of the Metropolitan
West Funds and the Securities and Exchange Commission and
is not intended to be and should not be used by anyone
other than these specified parties.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

May 29, 2012